   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1995

                                                     REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                _______________

                                 PNC BANK CORP.
             (Exact name of registrant as specified in its charter)

                                _______________

                                  PENNSYLVANIA
         (State or other jurisdiction of incorporation or organization)

                                   25-1435979
                      (I.R.S. Employer Identification No.)

                                 ONE PNC PLAZA
                          FIFTH AVENUE AND WOOD STREET
                        PITTSBURGH, PENNSYLVANIA  15265
                                 (412) 762-1553
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________

                  PNC BANK CORP. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                             _____________________

                           WALTER E. GREGG, JR., ESQ.
                            EXECUTIVE VICE PRESIDENT
                                 PNC BANK CORP.
                                 ONE PNC PLAZA
                          FIFTH AVENUE AND WOOD STREET
                        PITTSBURGH, PENNSYLVANIA  15265
                                 (412) 762-2281
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ____________________

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                              ____________________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                        AMOUNT TO BE    AGGREGATE PRICE     AGGREGATE OFFERING    AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED    REGISTERED      PER SHARE*          PRICE*                REGISTRATION FEE
 ---------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $5.00                         1,149,074 shares   $25.8125          $29,660,472.00        $10,227.75
==================================================================================================================================

  * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low reported sales prices of the registrant's Common Stock on the New York Stock Exchange on August 28, 1995.


  Pursuant to Rule 429 under the Securities Act the Prospectus to be used under this Registration Statement also applies to Registration Statement No. 2-83150. Pursuant to that Registration Statement, 48,939 shares of Common Stock remain available for issuance and a filing fee was previously paid with respect to such shares.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement: Annual Report on Form 10-K for the year ended December 31, 1994; Current Reports on Form 8-K dated as of April 17, 1995, July 10, 1995 (as amended) and July 20, 1995; Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995 and June 30, 1995; and the description of the Registrant's Common Stock set forth in response to Item 1 of the Registration Statement on Form 8-A of the Corporation filed pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant after the effective date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL OPINION

      A legal opinion to the effect that the shares of Common Stock offered by the Registration Statement, upon their issuance or sale in accordance with the terms of the Plan shall be validly issued, fully paid and nonassessable has been rendered by William F. Strome, Senior Vice President, Deputy General Counsel and Corporate Secretary of the Corporation. As of August 31, 1995, Mr. Strome owned 2,093 shares of the Corporation's Common Stock and held options granted under the Corporation's incentive stock option plan covering
19,300 shares of the Corporation's Common Stock, 24,800 of which were exercisable.

EXPERTS

      The consolidated financial statements of the Registrant and subsidiaries incorporated by reference in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. On July 10, 1995, the Registrant announced an Agreement and Plan of Reorganization with Midlantic Corporation ("Midlantic"). The consolidated financial statements of Midlantic and subsidiaries, included in the Annual Report on Form 10-K of Midlantic for the year ended December 31, 1994 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated January 18, 1995 and January 20, 1995 as to Note 28, which includes an explanatory paragraph relating to changed methods of accounting for postemployment benefits and investment securities in 1994 and postretirement benefits other than pensions and income taxes in 1993, accompanying such financial statements, and are incorporated herein by reference to Amendment No. 1 to the Current Report on Form 8-K dated as of July 10, 1995, of the Corporation. Such consolidated financial statements are incorporated herein by reference in reliance on such reports given upon the authority of such firms as experts in accounting and auditing.

      Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444), as amended ("1988 BCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duties. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

      Section 1746 of the 1988 BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      The Corporation's By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the Laws of Pennsylvania as in effect at the time of such indemnification. The Corporation's By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director except in any case such elimination is not permitted by law. The Corporation has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Corporation in connection with the performance of their duties.

ITEM 8.  EXHIBITS

      The exhibits listed on the Exhibit Index on page 9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.





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
ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer of controlling person in connection with the securities being registered and the Commission





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
remains of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 1st day of September, 1995.

                                    PNC BANK CORP.

                                       /s/ Thomas H. O'Brien
                                    By ____________________________________

                                           Thomas H. O'Brien
                                           Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                   TITLE                               DATE
              ---------                                   -----                               ----
/s/ Thomas H. O'Brien
----------------------------------------           Chairman, Chief Executive                  September 1, 1995
Thomas H. O'Brien                                  Officer and Director
                                                   (Principal Executive Officer)

/s/ Robert L. Haunschild
----------------------------------------           Senior Vice President                      September 1, 1995
Robert L. Haunschild                               and Chief Financial Officer
                                                   (Principal Financial Officer)

/s/ William J. Johns
----------------------------------------           Senior Vice President and                  September 1, 1995
William J. Johns                                   Chief Accounting Officer
                                                   (Principal Accounting Officer)

      *
----------------------------------------           Director                                   September 1, 1995
Robert N. Clay

      *
----------------------------------------           Director                                   September 1, 1995
William G. Copeland

      *
----------------------------------------           Director                                   September 1, 1995
George A. Davidson, Jr.

      *
----------------------------------------           Director                                   September 1, 1995
Dianna L. Green






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

      *
----------------------------------------           Director                                   September 1, 1995
C. G. Grefenstette

      *
----------------------------------------           Director                                   September 1, 1995
Thomas Marshall

      *
----------------------------------------           Director                                   September 1, 1995
W. Craig McClelland

      *
----------------------------------------           Director                                   September 1, 1995
Donald I. Moritz

      *
---------------------------------------            Director                                   September 1, 1995
Jackson H. Randolph

/s/ James E. Rohr
---------------------------------------            President and Director                     September 1, 1995
James E. Rohr

      *
---------------------------------------            Director                                   September 1, 1995
Roderic H. Ross

      *
---------------------------------------            Director                                   September 1, 1995
Vincent A. Sarni

      *
---------------------------------------            Director                                   September 1, 1995
Richard P. Simmons

      *
---------------------------------------            Director                                   September 1, 1995
Thomas J. Usher

      *
---------------------------------------            Director                                   September 1, 1995
Milton A. Washington

      *
---------------------------------------            Director                                   September 1, 1995
Helge H. Wehmeier





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


                    /s/ Melanie S. Cibik
               *By ____________________________________________________
                        Melanie S. Cibik, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith

               Date:    September 1, 1995





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
                               INDEX OF EXHIBITS


Exhibit 4.1   Articles of Incorporation of PNC Bank Corp., incorporated herein by reference to
              Exhibit 3.1 of the Corporation's Annual Report on Form 10-K for the year ended
              December 31, 1993 (Commission File No. 1-9718).

Exhibit 4.2   By-Laws of PNC Bank Corp., filed herewith.

Exhibit 4.3   PNC Bank Corp. Employee Stock Purchase Plan, incorporated by reference to
              Exhibit 4.4 of Post-Effective Amendment No. 2 to Form S-8 Registration
              Statement (No. 2-83150).  See Exhibit 4.4 for amendments thereto.

Exhibit 4.4   Amendments to PNC Bank Corp. Employee Stock Purchase Plan, filed herewith.

Exhibit 4.5   Form of Authorization for Employee Stock Purchase Plan Bi-Weekly Payroll
              Deduction, filed herewith.

Exhibit 4.6   Form of Employee Stock Purchase Plan Beneficiary Designation, filed herewith.

Exhibit 4.7   Form of Suspend Contributions/Sales Request, filed herewith.

Exhibit 4.8   Form of Request for Final Distribution, filed herewith.

Exhibit 4.9   Form of Certificate Request, filed herewith.

Exhibit 5     Opinion of William F. Strome, Esq., regarding validity of the Common Stock being registered, filed herewith.

Exhibit 23.1  Consent of Ernst & Young LLP, independent auditors for the Corporation, filed herewith.

Exhibit 23.2  Consent of Coopers & Lybrand L.L.P., independent auditors for Midlantic, filed herewith.

Exhibit 23.3  Consent of William F. Strome, Esq., contained in the opinion filed herewith as
              Exhibit 5.

Exhibit 24.1  Power of Attorney of certain officers and directors of the Corporation, filed herewith.

Exhibit 24.2  Power of Attorney of Helge H. Wehmeier, filed herewith.





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